EXHIBIT 99.1

BJ’s Restaurants, Inc. Announces Date for Fourth Quarter and Fiscal Year 2015 Earnings Release and Conference Call

HUNTINGTON BEACH, Calif., Feb. 02, 2016 (GLOBE NEWSWIRE) -- February 2, 2016 – BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced that it will release its fourth quarter and fiscal year 2015 results after the market closes on Thursday, February 18, 2016.  The Company will host an investor conference call at 2:00 p.m. (Pacific) that same day.  The conference call will be broadcast live over the Internet.  To listen to the conference call, please visit the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software.  An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 171 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ’s Grill® brand names.  BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert.  The Company operates several microbrewery restaurants in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed craft beers.  The Company's restaurants are located in the 22 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Mexico, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia and Washington. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.